UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2005

UNITED FUEL & ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-68008	91-2037688
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

405 N. Marienfeld, 3rd Floor Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (432) 571-8049

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 2, 2005, Scott Heller resigned as Chief Executive Officer and director of United Fuel & Energy Corporation (the "Company").

Charles McArthur agreed to serve and was appointed as the Company's President and Chief Executive Officer effective September 2, 2005.

From February 1999 to February 2001, Mr. McArthur served as President and Chief Operating Officer of View Sonic Corporation. From March 2001 through the present, Mr. McArthur has been the managing member of McArthur Consulting, LLC. In addition, Mr. McArthur is currently a principal of McArthur Consulting, LLC, which rendered services to the Company in connection with an ongoing consulting relationship between the Company and Newport Capital, a financial advisory group, since November 2003.

As President and Chief Executive Officer of the Company, Mr. McArthur will receive an annual base salary of $300,000 per annum. Mr. McArthur will be eligible to receive the same pension and employee benefits that are generally available to other employees of the Company. In addition to such benefits, he will receive a car allowance of $1,000 per month for business travel, and reimbursement for reasonable and necessary travel, entertainment, promotional, and other business expenses. Subject to approval of our board of directors, he will be granted an option to purchase 500,000 shares of common stock of the Company pursuant to the terms of our stock option plan, which shall become exercisable as follows: 25% shall immediately vest on the date of grant, 25% shall vest on the first anniversary of the date of grant, and the remaining 50% shall vest on the second anniversary of the date of grant. Finally, Mr. McArthur will receive a $50,000 signing bonus and shall be eligible to receive up to 100% of his base salary upon achievement of certain business management objectives set forth in his employment agreement. Exhibit 99.1 hereto is a copy of the employment agreement entered into between the Company and Mr. McArthur.

There are no family relationships between Mr. McArthur and directors or executive officers of the Company. Except for the compensation of McArthur Consulting, LLC for its services rendered to the Company, Mr. McArthur has not had any material interest in any transactions of the Company.

Item 9.  Financial Statements and Exhibits

Exhibit No.	Description

99.1	Executive Employment Agreement of Chuck McArthur

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION
(Registrant)

Date: September 9, 2005
/s/ Bobby W. Page
Bobby W. Page Vice President and Chief Financial Officer